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                                                                    EXHIBIT 3.49

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 06:00 PM 11/12/1999
                                                        991485117 - 3125841

                            CERTIFICATE OF FORMATION

                                       OF

                            DELTA ENERGY CENTER, LLC

         1.       The name of the limited liability company is Delta Energy
                  Center, LLC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Delta Energy Center, LLC, this 12th day of November, 1999.

                                        /s/ Steve T. Dixon
                                        ------------------------------------
                                        Steve T. Dixon, an authorized person